Exhibit 99.1
iPASS REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
Total Revenues $47.4 million
Broadband Revenues $9.7 million
Software and Service Fee Revenues $9.6 million
REDWOOD SHORES, Calif. — August 8, 2006 — iPass Inc. (Nasdaq: IPAS) today announced financial results for its second quarter ended June 30, 2006.
“The continued growth in our broadband, software and service fee revenues reinforces our confidence in our business, and provides further evidence that our investments in these key areas are showing real traction,” said Ken Denman, Chairman and CEO of iPass.
“We see the business returning to revenue growth beginning in the first quarter of 2007. By the end of 2006, we expect broadband, software and service fee revenues to represent 50 percent of our total revenues,” added Mr. Denman. “iPass’ future is clearly from these growth businesses, and in the meantime, our legacy dial business will continue to help fund the transition. We expect the decline in dial revenues in the third quarter 2006 to be greater than the growth in broadband, software and service fee revenues, and we expect total revenues to be relatively flat in the fourth quarter 2006.”
The company established the following targets:
•	Broadband, software and service fee revenues to exceed 50% of total revenues by the end of 2006.

•	A return to revenue growth in the first quarter of 2007.

•	By the first quarter of 2007, iPass expects to reduce non-stock compensation network operations, research and development, sales and marketing, and general and administrative expenses up to $5 million per quarter, as compared to the combined pro-forma iPass-GoRemote expenses for the fourth quarter of 2005.
“This quarter’s results reflect our first full quarter of revenues and expenses from GoRemote. We are able to report excellent progress in our efforts to integrate GoRemote while simultaneously re-engineering major elements of our broader business – efforts that will enable us to take out costs and improve our operating margins, while positioning iPass for its next stages of profitable growth,” added Mr. Denman.
Financial Highlights
(In millions, except per share amounts)

	Q2’06	Q1’06	Q2’05

Total Revenues	$47.4	$44.3	$43.1

Broadband Revenues	$9.7	$5.7	$2.1

Software and Service Fee Revenues	$9.6	$8.0	$5.7

Dial Revenues	$28.0	$30.6	$35.3

Operating Income (loss)	($5.1)	($2.3)	$4.5

Non-GAAP Operating Income (loss)	($1.3)	($0.0)	$5.4

GAAP Net Income (loss)	($2.1)	($0.1)	$3.3

GAAP Diluted EPS (loss)	($0.03)	($0.00)	$0.05

Non-GAAP Net Income	$1.8	$1.8	$4.2

Non-GAAP Diluted EPS	$0.03	$0.03	$0.06

Cash and Short Term Investments	$107	$113	$169

Non-GAAP net income and non-GAAP diluted EPS excludes FAS 123 (R) stock-based compensation, amortization of intangibles, and restructuring charges. These non-GAAP numbers do not take into effect the related tax effects of the non-GAAP adjustments. Starting in the third quarter of 2006, iPass will be reporting non-GAAP net income and non-GAAP diluted EPS giving effect to the related tax effects of the non-GAAP adjustments. The non-GAAP net income on a tax affected basis is for the periods Q2’06, Q1’06 and Q2’05 is $0.1, $0.6 and $3.9, respectively (in millions). Non-GAAP earnings per share on a tax affected basis for the periods Q2’06, Q1’06 and Q2’05 is $0.0, $0.01 and $0.06, respectively.
Business and Operational Highlights

	Q2’06	Q1’06	Q2’05

iPassConnect Software Users	967,000	944,000	870,000

iPass On-Network Users	792,000	808,000	819,000

iPass Off-Network Users	174,000	136,000	51,000

Broadband Users	126,000	103,000	64,000

Broadband Venues	63,000	43,000	23,000

Total Forbes Global 2000 Customers	352	307	270
Share Repurchase Program — On May 9, 2006, the company’s Board of Directors approved a share repurchase program authorizing the repurchase of up to $30 million of the company’s common stock over a two year period. As of June 30, 2006, the company had repurchased approximately $6 million of its common stock, representing approximately 950,000 shares.
The company announced additional anticipated reductions in operating expenses in the third quarter of 2006, and expects to record a restructuring charge of approximately $3.7 million in the quarter.

The company announced the following corporate governance initiatives:
•	The board of directors has decided that there will be no automatic refresh of the 2003 Employee Stock Option Plan, the 2003 Employee Stock Purchase Plan and the 2003 Non-Employee Director Option Plan in 2007 and 2008.

•	The board decided it will not conduct any re-pricing of options under the company’s equity compensation plans.

•	The board decided to have management’s, and intends to have the board’s restricted share grants in 2007 be performance based and tied to achieving $200 million in broadband, software and service fee revenues in 2008. The $200 million revenue number should not be construed as a company projections or guidance in any way. Consistent with this focus on building the high growth areas of the business, in May 2006, the board granted performance share awards to senior management which vest upon three consecutive quarters of total revenue growth prior to April 1, 2008.

•	The board has determined that the company policy will be to consider equity grants to management at the first regularly scheduled board meeting each year.

•	The board has determined that it is in the best interest of the company and its shareholders that the nominating committee of the board of directors will also serve as the corporate governance committee.

•	The board determined that John D. Beletic shall continue serving as lead independent director, a capacity in which he has served since January 2003.
Company Outlook
The following statements are based on information available to iPass today, and iPass does not assume any duty to update these numbers at any time during the quarter or thereafter. These statements are forward-looking, and actual results may differ materially.
For the quarter ended September 30, 2006 iPass projects revenue of approximately $44.5 million to $47.5 million, fully diluted GAAP loss per share of approximately $0.04 - 0.07 and fully diluted non-GAAP earnings (loss) per share of approximately ($0.02) to $0.01. The difference between the projected fully diluted GAAP loss per share and the projected fully diluted non-GAAP earnings per share of $0.05 is based on expected FAS 123 (R) stock-based compensation of $1.8 million dollars, the expected amortization of intangibles of $1.1 million, and an expected restructuring charge of $3.7 million, offset by $2.5 million for the related tax effects of the non-GAAP adjustments for the third quarter of 2006 which, when divided by an expected 68 million fully diluted shares outstanding, results in the $0.05 difference.
Conference Call
iPass will host a public conference call today to discuss this announcement at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time).
The call will be webcast on iPass’ web site at http://investor.ipass.com, and a replay of the webcast will be available on iPass’ web site until iPass reports its third quarter 2006 financial results. A taped replay will also be available for two weeks following the date of the call. The dial-in numbers for the taped replay are 1-888-286-8010 (U.S. and Canada) and 1-617-801-6888 (international). The ID number for the replay call is 79080025.

Cautionary Statements
iPass’ projections: that it will return to revenue growth in the first quarter of 2007; that its broadband, software and service fee revenues will represent 50 percent of total revenues by the end of 2006; that its decline in dial revenues in the third quarter 2006 will be greater than broadband, software and service fee revenue growth; that total revenues will be relatively flat in the fourth quarter 2006; that its efforts to integrate GoRemote will enable iPass to take out costs and improve operating margins, while positioning iPass for its next stages of profitable growth; and that it will reduce operating expenses and will record a restructuring charge of $3.7 million in the third quarter of 2006; as well as its third quarter 2006 financial results under the caption “Company Outlook”, in this press release are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including: the rate of decline in use of narrowband/dial technology as a means of enterprise connectivity may be faster than iPass predicts; the risk that iPass will not be able to generate broadband revenues in the manner expected; iPass may not be able to fully realize the benefits it expects from its acquisition of GoRemote due to a variety of factors, including unexpected difficulties in completing the integration of the operations of GoRemote into iPass’ operations; volatility in the telecommunications and technology industries, which may make it difficult for iPass to expand its services; rapidly emerging changes in the nature of markets served by iPass, which may not be compatible with iPass’ services; increased competition, which may cause pricing pressure on the fees iPass charges; iPass could unexpectedly lose current integrated broadband access points if one or more current broadband access point providers perceive iPass’ services to be competing with the provider’s services in a manner that renders the relationship with iPass detrimental to the provider; iPass may not be able to establish additional relationships with broadband access point providers at the level iPass expects if it is unable to negotiate such relationships on terms acceptable to both iPass and the providers on the timeframe iPass currently expects for any number of reasons, including perceived competition with the providers; and iPass may not be able to generate revenue from new services if market acceptance of those new services is not as iPass expects. Detailed information about potential factors that could affect iPass’ business, financial condition and results of operations is included in iPass’ Quarterly Report on Form 10-Q under the caption “Factors Affecting Operating Results”, in Item 2 of that report, filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2006 and available at the SEC’s Web site at www.sec.gov. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.
Information Regarding Non-GAAP Financial Measures
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass management evaluates and makes operating decisions using various performance measures. In addition to iPass’ GAAP results, the company also considers non-GAAP net income (loss). iPass further consider various components of non-GAAP net income (loss) such as non-GAAP earnings (loss) per share and non-GAAP operating income (loss). Non-GAAP net income (loss) is generally based on the revenues, network access expenses, network operations, research and development, sales and marketing and general and administrative expenses management considers in evaluating our ongoing core operating performance. Non-GAAP net income (loss) consists of net income (loss) excluding equity plan-related compensation expenses, restructuring charges, amortization of intangible assets, and cumulative effect of change in accounting principle which are charges and gains which management does not consider reflective of the company’s core operating business. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). Restructuring charges consist of severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Intangible assets consist primarily of purchased technology, trade names, customer relationships, employment agreements and other intangible assets issued in connection with acquisitions. Cumulative effect of change in accounting principle consists of a one-time benefit relating to the adoption of SFAS 123R. Management does not consider these expenses to be part of core operating performance.
For purposes of comparability across other periods and against other companies in the company’s industry, the company reports non-GAAP net income (loss) that is adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results. Prior to the second quarter of 2006, the company did not report on a tax-effected basis as the tax effects were relatively small.
Non-GAAP net income (loss) and non-GAAP operating income (loss) are supplemental measures of the company’s performance that are not required by, nor presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity. The company presents non-GAAP net income (loss) and non-GAAP operating income (loss) because the company considers them to be important supplemental measures of the company’s performance.
Management excludes from its non-GAAP net income (loss) and non-GAAP operating income (loss) certain recurring items to facilitate its review of the comparability of the company’s core operating performance on a period to period basis because such items are not related to the company’s ongoing core operating performance as viewed by management. Management uses non-GAAP earnings per share as one of the components for measurement of incentive compensation. Management uses this view of the company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the following excluded items:
a) stock-based compensation expense;
b) restructuring charges;
c) amortization charges for purchased technology and other intangible assets resulting from the company’s acquisition transactions and
d) cumulative effect on change in accounting principle
Management adjusts for the excluded items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and the company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.
iPass believes that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since the company has historically reported non-GAAP results to the investment community, the company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the company’s performance across financial reporting periods;
3) These non-GAAP financial measures are employed by the company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;
4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of the company’s performance.
Set forth below are additional reasons why specific items are excluded from the company’s non-GAAP financial measures:
a) While stock-based compensation calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense of the company, it is not an expense that typically requires or will require cash settlement by the company. The company therefore excludes these charges for purposes of evaluating core performance as well as with respect to evaluating any potential acquisition.
b) Restructuring charges are primarily related to severance costs and/or the disposition of excess facilities driven by modifications of business strategy. These costs are excluded because they are inherently variable in size, and are not specifically included in the company’s annual operating plan and related budget due to the rapidly changing facts and circumstances typically associated with such modifications of business strategy;
c) Amortization charges for purchased technology and other intangible assets are excluded because they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company’s acquisition transactions. The company analyzes and measures the company’s operating results without these charges when evaluating the company’s core performance. Generally, the impact of these charges to the company’s net income (loss) tends to diminish over time following an acquisition;
d) Cumulative effect on change in accounting principle is excluded because it is inconsistent in amount and frequency. iPass analyzes and measures operating results without this charge when evaluating core performance.
e) Income tax expense (benefit) is adjusted in the non-GAAP tax effected numbers by the amount of additional expense or benefit that the company would accrue if non-GAAP results were used instead of GAAP results in the calculation of tax liability, taking into consideration the company’s long-term tax structure.
In the future, the company expects to continue reporting non-GAAP financial measures on a tax-effected basis excluding items described above and the company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in the company’s non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
As stated above, the company presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP results. In the future, the company expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
     — The company’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in the company’s GAAP results for the foreseeable future under SFAS 123R.
     — Amortization of intangibles, though not directly affecting iPass’ current cash position, represents the loss in value as the technology in the company’s industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining the company’s current technological position in the company’s competitive industry which is addressed through the company’s research and development program.
     — Other companies, including other companies in iPass’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the company’s SEC filings.
The reconciliation of non-GAAP financial measures set forth in this press release for the second quarter of 2006 and 2005 is set forth in the financial statements at the end of this press release.
The reconciliation of non-GAAP net income (loss) for the first quarter of 2006 on a non tax-effected basis is as follows:

GAAP net income (loss)	($65)
(a) FAS 123 (R) stock-based compensation	1,430
(b) Amortization of deferred stock-based compensation	—
(c) Amortization of intangibles	821
(d) Cumulative effect of change in accounting principle	(347)
Non-GAAP net income	$1,839

GAAP operating income (loss)	($2,255)
(a) FAS 123 (R) stock-based compensation	1,430
(b) Amortization of deferred stock-based compensation	—
(c) Amortization of intangibles	821
Non-GAAP operating income (loss)	($4)
A reconciliation between GAAP and non-GAAP diluted net income per share for the first quarter of 2006 on a tax-effected basis is as follows:

GAAP diluted net income (loss) per share	($0.00)
Per share effect of FAS123 (R) stock-based compensation, amortization of deferred stock-based compensation, amortization of intangibles, and cumulative effect of change in accounting principle	$0.03

Non-GAAP diluted net income per share	$0.03
The reconciliation of non-GAAP net income (loss) for the first quarter of 2006 on a non tax-effected basis is as follows:

GAAP net income (loss)	($65)
(a) FAS 123 (R) stock-based compensation	1,430
(b) Amortization of deferred stock-based compensation	—
(c) Amortization of intangibles	821
(d) Cumulative effect of change in accounting principle	(347)
(1) Provision for income taxes	(1,202)
Non-GAAP net income	$637

GAAP operating income (loss)	($2,255)
(a) FAS 123 (R) stock-based compensation	1,430
(b) Amortization of deferred stock-based compensation	—
(c) Amortization of intangibles	821
Non-GAAP operating income (loss)	($4)
A reconciliation between GAAP and non-GAAP diluted net income per share for the first quarter of 2006 on a tax-effected basis is as follows:

GAAP diluted net income (loss) per share	($0.00)

Per share effect of FAS123 (R) stock-based compensation, amortization of deferred stock-based compensation, amortization of intangibles, and cumulative effect of change in accounting principle	$0.01

Non-GAAP diluted net income per share	$0.01

Other non-GAAP financial measures set forth in the financial statements are reconciled following those statements.
About iPass Inc.
iPass (www.ipass.com) delivers simple and manageable enterprise mobility services, enabling the maximization of the productivity of workers as they move between office, home, remote and fixed locations. iPass security services — based on unique Policy Orchestration capabilities — work to close the gaps in protecting computers, network assets, user identities and data whenever users connect over the Internet. iPass connectivity services utilize the iPass global virtual network, a unified network of hundreds of dial-up, wireless and broadband providers in over 160 countries. iPass services are the choice of hundreds of Global 2000 corporations including General Motors, Hershey Foods and Mellon Financial. Founded in 1996, iPass is headquartered in Redwood Shores, Calif., with offices throughout North America, Europe and Asia Pacific.
NOTE: iPass(R) is a registered trademark of iPass Inc.
CONTACT:
Investor Relations
Tim Shanahan
650-232-4260
ir@iPass.com
Source: iPass Inc.

iPASS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues	$47,384	$43,125	$91,654	$87,197

Operating expenses (a)
Network access	14,230	10,363	26,762	20,855
Network operations	8,598	5,302	15,562	10,680
Research and development	6,163	4,419	11,694	8,956
Sales and marketing	15,238	13,146	30,053	25,904
General and administrative	6,212	4,768	12,074	9,122
Restructuring Charges (b)	1,035	—	1,035	—
Amortization of intangibles ( c )	1,050	591	1,871	1,183

Total operating expenses	52,526	38,589	99,051	76,700

Operating income (loss)	(5,142)	4,536	(7,397)	10,497

Other income, net	863	951	1,990	1,724

Income (loss) before income taxes	(4,279)	5,487	(5,407)	12,221

Provision for (benefit from) income taxes	(2,225)	2,156	(2,941)	4,801

Net income (loss) before cumulative effect of change in accounting principle	$(2,054)	$3,331	$(2,466)	$7,420

Cumulative effect of change in accounting principle (d )	$—	$—	$347	$—

Net income (loss)	$(2,054)	$3,331	$(2,119)	$7,420

Net income (loss) per share:
Basic	$(0.03)	$0.05	$(0.03)	$0.12
Diluted	$(0.03)	$0.05	$(0.03)	$0.11
Number of shares used in per share calculations:
Basic	64,937,720	62,962,553	64,830,301	62,642,122
Diluted	64,937,720	66,133,063	64,830,301	65,929,120
Non-GAAP Diluted Shares	67,635,624	66,133,063	67,677,954	65,929,120

(a) FAS 123 (R ) stock-based compensation and amortization of deferred stock-based compensation included in the expense line items:
Network operations	302	47	509	100
Research and development	348	52	649	109
Sales and marketing	727	71	1,259	156
General and administrative	411	145	801	310

Total amortization of stock-based compensation	$1,788	$315	$3,218	$675

A reconciliation between net income on a GAAP basis and non-GAAP net income on a tax-effected basis is as follows:
GAAP net income (loss)	$(2,054)	$3,331	$(2,119)	$7,420
(a) Amortization of stock-based compensation	1,788	315	3,218	675
(b) Restructuring Charges	1,035	—	1,035	—
(c) Amortization of intangibles	1,050	591	1,871	1,183
(d) Cumulative effect of change in accounting principle	—	—	(347)	—

Non-GAAP net income	$1,819	$4,237	$3,658	$9,278

A reconciliation between operating income (loss) on a GAAP basis and non-GAAP operating income (loss) is as follows:
GAAP operating income (loss)	$(5,142)	$4,536	$(7,397)	$10,497
(a) Amortization of stock-based compensation	1,788	315	3,218	675
(b) Restructuring Charges	1,035	—	1,035	—
(c) Amortization of intangibles	1,050	591	1,871	1,183

Non-GAAP operating income (loss)	$(1,269)	$5,442	$(1,273)	$12,355

A reconciliation between diluted net income per share on a GAAP basis and non-GAAP diluted net income per share on a tax-effected basis is as follows:
GAAP diluted net income (loss) per share	$(0.03)	$0.05	$(0.03)	$0.11
Per share effect of FAS 123 (R ) stock-based compensation, amortization of deferred stock-based compensation, restructuring charges, amortization of intangibles, and cumulative effect of change in accounting principle	0.06	0.01	0.08	$0.03
Non-GAAP diluted net income per share	$0.03	$0.06	$0.05	$0.14

A reconciliation between net income on a GAAP basis and non-GAAP net income, net of tax effect, is as follows:
GAAP net income (loss)	$(2,054)	$3,331	$(2,119)	$7,420
(a) Amortization of stock-based compensation	1,788	315	3,218	675
(b) Restructuring Charges	1,035	—	1,035	—
(c) Amortization of intangibles	1,050	591	1,871	1,183
(d) Cumulative effect of change in accounting principle	—	0	(347)	—
(1) Provision for income taxes	(1,707)	(315)	(2,753)	(642)

Non-GAAP net income	$112	$3,922	$905	$8,636

A reconciliation between diluted net income per share on a GAAP basis and non-GAAP diluted net income per share, net of tax effect, is as follows:
GAAP diluted net income (loss) per share	$(0.03)	$0.05	$(0.03)	$0.11
Per share effect of FAS 123 (R ) stock-based compensation, amortization of deferred stock-based compensation, restructuring charges, amortization of intangibles, and cumulative effect of change in accounting principle	0.03	0.01	0.04	0.02
Non-GAAP diluted net income per share	$0.00	$0.06	$0.01	$0.13

(1)	The estimated non-GAAP effective tax rate was (52%) and 39% for the three months ended June 30, 2006 and 2005, respectively, and (54)% and 39% for the six months ended June 30, 2006 and 2005, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

iPASS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$16,031	$37,829
Short-term investments	91,095	146,727
Accounts receivable, net	32,525	23,347
Prepaid expenses and other current assets	4,725	3,777
Short-term deferred income tax assets	7,143	4,555

Total current assets	151,519	216,235

Property and equipment, net	10,273	9,210
Other assets	2,874	1,561
Long-term deferred income tax assets	9,196
Acquired intangibles, net	15,805	8,776
Goodwill	80,163	18,692

Total assets	$269,830	$254,474

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$13,504	$12,669
Accrued liabilities	18,105	12,523
Short-term deferred revenue	5,233	3,031

Total current liabilities	36,842	28,223

Long-term deferred revenue	878
Other long-term liabilities	440

Total liabilities	$38,160	$28,223

Stockholders’ equity:
Common stock	65	64
Additional paid-in capital	252,402	245,456
Deferred stock-based compensation	0	(593)
Accumulated other comprehensive loss	(309)	(307)
Accumulated deficit	(20,488)	(18,369)

Total stockholders’ equity	231,670	226,251

Total liabilities and stockholders’ equity	$269,830	$254,474